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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DITECH COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DITECH COMMUNICATIONS CORPORATION
825 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2001

To The Stockholders Of Ditech Communications Corporation:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of Ditech Communications Corporation, a Delaware corporation ("Ditech"), will be held on September 21, 2001 at 11:00 a.m. local time at Ditech's offices, 825 E. Middlefield Road, Mountain View, California 94043, for the following purpose:

  1.
  To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.
  2.
  To approve an amendment to our 1999 Employee Stock Purchase Plan to change the aggregate number of shares of Common Stock authorized for issuance under the plan from 416,666 to 816,666.
  3.
  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Ditech for its fiscal year ending April 30, 2002.
  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on July 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                        By Order of the Board of Directors

                        William J. Tamblyn
                         Secretary

Mountain View, California
August 10, 2001

    All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

DITECH COMMUNICATIONS CORPORATION
825 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

September 21, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Ditech Communications Corporation, a Delaware corporation ("Ditech"), for use at the Annual Meeting of Stockholders to be held on September 21, 2001 at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Ditech, 825 E. Middlefield Road, Mountain View, California 94043. We intend to mail this proxy statement and accompanying proxy card on or about August 10, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Ditech. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock at the close of business on July 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 23, 2001 we had issued, outstanding and entitled to vote 29,711,817 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Ditech at our principal executive office, 825 E. Middlefield Road, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is April 12, 2002. The timeframe for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is no earlier than May 24, 2002 and no later than June 23, 2002; provided, however, that in the event that the date of the annual meeting is held more than 30 days prior to or more than 30 days after September 21, 2002, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2002 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Stockholders are also advised to review our By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    Our Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors currently consists of seven members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of Ditech who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at 2004 Annual Meeting

    William A. Hasler, age 59, has been a director of Ditech since May 1997. He also serves as a Co-Chief Executive Officer and Director of Aphton Corp., a bio-pharmaceutical company, a position he has held since July 1998. From August 1991 to July 1998, Mr. Hasler was the Dean of the Haas School of Business at the University of California at Berkeley, and from January 1984 to August 1991, Mr. Hasler served as a Vice Chairman of KPMG Peat Marwick. Mr. Hasler is a director of numerous companies, including Schwab Funds, a financial service company, Solectron Corp., an electronics manufacturing services company, TCSI Corporation, a telecommunications software company, Tenera Inc., an engineering consulting firm, and Walker Interactive Systems, Inc., an operations and analytical software company. He received a B.A. from Pomona College and an M.B.A. from Harvard University.

    Timothy K. Montgomery, age 48, has served as Ditech's President and Chief Executive Officer since September 1998 and as a Director since October 1998. From November 1997 to September 1998, he served as Ditech's Senior Vice President of Sales and Marketing. Mr. Montgomery served as Vice President of Sales of Digital Link Corporation, a manufacturer of digital access products for wide area networks, from August 1993 to October 1997. From October 1992 to July 1993, Mr. Montgomery worked as an independent consultant. From August 1986 to September 1992 Mr. Montgomery was employed as Vice President of Sales at Telebit Corporation, a networking company. Mr. Montgomery has a B.S.B.A. in marketing from Florida State University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NOMINEE

Directors Continuing in Office Until the 2002 Annual Meeting

    Gregory M. Avis, age 42, has been a director of Ditech since February 1997. Mr. Avis has served as a Managing Partner of Summit Partners, a venture capital and private equity capital firm, since 1990 and has been a General Partner since 1987. Mr. Avis also serves as a director of Powerwave Technologies, Inc., a designer and manufacturer of power amplifiers for wireless communications, MCK Communications, a manufacturer of remote voice products, and several privately held companies. Mr. Avis received a B.A. from Williams College and an M.B.A. from Harvard University.

    George J. Turner, age 63, has been a director of Ditech since November 1993. He is currently the President of Globe Wireless, Inc., a position he has held since December 1996. He previously worked for Automated Call Processing for over ten years, serving the company in several senior management roles. Mr. Turner has a B.A., an M.A. and a Ph.D. from the University of California, Berkeley.

Directors Continuing in Office until the 2003 Annual Meeting

    Peter Y. Chung, age 33, has been a director of Ditech since February 1997. Mr. Chung is a General Partner and Member of various entities affiliated with Summit Partners, L.P., a venture capital and private equity firm, where he has been employed since August 1994. From August 1989 to July 1992, Mr. Chung worked in the Mergers and Acquisitions Department of Goldman, Sachs & Co. Mr. Chung also serves as a director of ADVA AG Optical Networking, an optical networking systems company, Somera Communications, Inc., a supplier of telecommunications equipment and outsourcing services, Stanford Microdevices, Inc., an RF integrated circuit company, and several privately held companies. Mr. Chung received a B.A. from Harvard University and an M.B.A. from Stanford University.

    Kenneth E. Jones, age 54, has been a director of Ditech since July 1983. He is currently the Chairman and Chief Executive Officer of Globe Wireless, Inc., a position he has held since Globe Wireless was sold by Automated Call Processing and became an independent company in 1997. Mr. Jones founded Automated Call Processing in 1983 (which in 1997 merged with Ditech and changed its name to Ditech Corporation), and worked as its President and Chief Executive Officer until 1997. From 1986 to 1994, he also served as President and Chief Executive Officer of Automated Call Processing's wholly-owned subsidiary, Ditech Corporation. He served as a commanding officer of USS Flagstaff in the United States Navy and has a B.S. from the University of Nebraska and an M.B.A. from Harvard University.

    Dr. Andrei M. Manoliu, age 49, has been a director of Ditech since June 2000. He is currently an independent business and financial consultant to emerging growth companies as well as the Chief Executive Officer of Covalent Materials, Inc., an advanced material research and development company. From 1982 through March 2000, Dr. Manoliu was an attorney with Cooley Godward LLP, where he was a senior partner. During his tenure at Cooley Godward LLP, he served as outside counsel to Ditech. Dr. Manoliu is also a director of Be Incorporated, a software platform company. Dr. Manoliu received a Ph.D. in solid state physics from the University of California, Berkeley, and a J.D. from Stanford Law School.

Board Committees and Meetings

    During the fiscal year ended April 30, 2001 the Board of Directors held nine meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with our independent auditors to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained and other appropriate courses of action to be taken in connection with services performed for Ditech by the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditor's performance; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Chung, Hasler and Turner. The Audit Committee met six times during such fiscal year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards), except for Mr. Chung. Mr. Chung was an employee of Summit Partners during the past three years at which time Summit Partners was an affiliate of Ditech. While Mr. Chung is still an employee of Summit Partners, Summit Partners is currently not an affiliate of Ditech. The Board has determined that it is required by the best interests of Ditech and its stockholders for Mr. Chung to serve on the Audit Committee because of Mr. Chung's intimate knowledge of Ditech and the industry within which Ditech operates and Mr. Chung's financial competence and background. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes decisions concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Avis, Hasler and Jones. It met four times during such fiscal year.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof and nominates specific individuals to be elected as officers of Ditech by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three directors: Messrs. Montgomery, Avis and Manoliu. It did not meet during such fiscal year.

    During the fiscal year ended April 30, 2001, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors(1)

     The Audit Committee of Ditech is composed of three non-employee directors: Messrs. Chung, Hasler and Turner. Under currently applicable rules, all members are independent, except for Mr. Chung, who during the past three years was employed by Summit Partners, a former affiliate of Ditech. The Board of Directors has determined that it is required in the best interests of Ditech and its stockholders for Mr. Chung to serve on the Audit Committee.

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

    Management is responsible for Ditech's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Ditech's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP. It believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

    The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from PricewaterhouseCoopers LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with PricewaterhouseCoopers LLP.

    Based on its discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Ditech's Annual Report on Form 10-K for the fiscal year ended April 30, 2001 filed with the Securities and Exchange Commission.

                      Audit Committee

                      Peter Y. Chung
                      William A. Hasler
                      George J. Turner

PROPOSAL 2

APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In March 1999 the Board adopted, and in April 1999 the stockholders approved, Ditech's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of a series of amendments, the Board reserved 416,666 shares of Common Stock for issuance under the Purchase Plan.

    During the last fiscal year, 132,298 shares of Common Stock were purchased under the Purchase Plan at the weighted average price of $7.44 per share and in the amounts for each group as follows: all current executive officers as a group, 13,968 shares; and all employees (excluding executive officers) as a group, 118,330 shares.

    As of July 23, 2001, an aggregate of 320,504 shares of our Common Stock had been issued under the Purchase Plan. Only 96,162 shares of Common Stock remained available for future grant under the Purchase Plan as of such date.

    Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended, which would increase the number of shares reserved for issuance under the Purchase Plan from 416,666 to 816,666. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

    The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

    The purpose of the Purchase Plan is to provide a means by which our employees (and any parent or subsidiary of Ditech designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our Common Stock through payroll deductions, to assist us in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Ditech. All of the approximately 250 employees of Ditech and its affiliates are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in the Code.

Administration

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of Ditech will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of Ditech will be eligible to participate in the Purchase Plan.

    The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

Offerings

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. In no event will an offering be more than 27 months long. Currently, offerings are approximately 12 months in length and are divided into two shorter "purchase periods" of approximately six months.

Eligibility

    Rights may be granted only to employees of Ditech or its affiliates incorporated in the United States. Except as designated by the Board within its power under the Purchase Plan, an employee of Ditech or any affiliate shall not be eligible to be granted rights under the Purchase Plan unless, on the offering date, such employee has been in the employ of Ditech or any affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the board or the Committee and set forth in the terms of the applicable offering, no employee of Ditech or any affiliate shall be eligible to be granted rights under the Purchase Plan, unless, on the offering date, such employee's customary employment with Ditech or such affiliate is for at least twenty hours per week and at least five (5) months per calendar year. Officers of Ditech and any designated affiliate shall be eligible to participate in offerings under the Purchase Plan; provided, however, that the Board may provide in an offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Ditech or of any parent or subsidiary of Ditech (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of Ditech and its affiliates in any calendar year in which such rights are outstanding at any time.

Participation in the Purchase Plan

    On each offering date, each eligible employee, pursuant to an offering made under the Purchase Plan, shall be granted the right to purchase up to the number of shares of common Stock of Ditech purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee's earnings during the period which begins on the offering date (or such later date as the Board or the Committee determines for a particular offering) and ends on the date stated in the offering, which date shall be no later than the end of the offering.

Purchase Price

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan shall not be less than the lesser of: (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the specified purchase date.

Payment of Purchase Price; Payroll Deductions

    The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of the offering period except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of Ditech. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the offering.

Purchase of Stock

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price. See "Withdrawal" below.

    In July 2001, the Board reduced the maximum number of shares of Common Stock an employee may be granted the right to purchase under each offering from 10,000 to 1,500.

Withdrawal

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time during the applicable offering period, excluding the fifteen (15) day period immediately preceding a purchase date.

    Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment with Ditech and any designated affiliate for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

    Rights granted under the Purchase Plan are not transferable by a participant otherwise than by will or the laws of descent and distribution, or by a designated beneficiary, and otherwise during his or her lifetime, may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

    The Board may suspend, terminate or amend the Purchase Plan at any time, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock. Unless terminated earlier, the Purchase Plan will terminate on March 5, 2009. Any amendment of the Purchase Plan, other than adjustments upon changes of stock due to corporate reorganizations, must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan (to the extent such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3")), or (iii) modify any other provision of the Purchase Plan if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

    In the event of certain changes of control of Ditech, the Board has discretion to provide that (i) each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, (ii) such rights may continue in full force or effect, or (iii) participants' accumulated payroll deductions may be used to purchase stock immediately prior to the change in control.

Stock Subject to Purchase Plan

    If this Proposal is approved, an aggregate of 816,666 shares of Common Stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

Federal Income Tax Information

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of more than two years after the beginning of the offering period or more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    Additionally, Ditech may be required to withhold and/or deposit employment taxes on the discount element at the time of the purchase of Common Stock. There are no other federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending April 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since April 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Ditech and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of Ditech's financial statements for the fiscal year ended April 30, 2001 and for the review of Ditech's interim financial statements was $118,948.

    Financial Information Systems Design and Implementation Fees.  There were no fees billed by PricewaterhouseCoopers LLP for information technology consulting services rendered during the fiscal year ended April 30, 2001.

    All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting services rendered during the fiscal year ended April 30, 2001 was $541,265.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF DITECH

    Certain information regarding Ditech's executive officers and key employees as of August 1, 2001 is set forth below.

Name	Age	Position
Timothy K. Montgomery	48	President, Chief Executive Officer and Director
Toni M. Bellin(1)	55	Vice President of Operations
Charles R. Davis	55	Executive Vice President and Chief Technical Officer—DSP Products
Robert T. DeVincenzi	41	Senior Vice President of Sales
Marc C. Schwager	44	Vice President of Marketing
Serge Stepanoff	58	Vice President of Engineering and Development, Echo Cancellation Products
William J. Tamblyn	42	Vice President, Chief Financial Officer and Secretary
Lowell B. Trangsrud(2)	49	Vice President of Operations
Ian M. Wright	45	Senior Vice President of Engineering and Chief Technology Officer—Optical Products

(1)
Ms. Bellin retired as Vice President of Operations effective as of July 1, 2001.

(2)
Mr. Trangsrud began employment as Vice President of Operations effective as of July 9, 2001.

    Timothy K. Montgomery has served as Ditech's President and Chief Executive Officer since September 1998 and as a Director since October 1998. From November 1997 to September 1998, he served as Ditech's Senior Vice President of Sales and Marketing. Mr. Montgomery served as Vice President of Sales of Digital Link Corporation, a manufacturer of digital access products for wide area networks, from August 1993 to October 1997. From October 1992 to July 1993, Mr. Montgomery worked as an independent consultant. From August 1986 to September 1992 Mr. Montgomery was employed as Vice President of Sales at Telebit Corporation, a networking company. Mr. Montgomery has a B.S.B.A. in marketing from Florida State University.

    Toni M. Bellin joined Ditech in December 1998 and served as its Vice President of Operations until July 2001. Before joining Ditech, Ms. Bellin served as the Vice President of Operations for Digital Link Corporation from December 1993 to December 1998, and as the Vice President of Operations of Zeiss Humphrey Systems, a medical capital equipment manufacturer, from July 1987 to December 1993. Ms. Bellin has a B.A. in business administration and an M.B.A. in executive management from St. Mary's College.

    Dr. Charles R. Davis joined Ditech in February 2000 when Ditech acquired Telinnovation Corporation, an echo cancellation software company founded by Dr. Davis in 1983. From 1983 through 2000, Dr. Davis served as Telinnovation's President. In that role he established Telinnovation as the premier echo cancellation software company in the world, licensing his software to many of the industry's key communications companies, including Cisco, Alcatel, Nortel Networks. Dr. Davis has a BSEE from Southern Methodist University, and a Ph.D. in Electrical Engineering from Stanford University.

    Robert T. DeVincenzi joined Ditech in July 2000 with the acquisition of Atmosphere Networks where he served as vice president for worldwide sales since 1998. From 1995 to 1998, Mr. DeVincenzi was Vice President of Western Region Sales for Bay Networks. From 1988 to 1995, he held several management positions at Nortel Networks, with his last position as Vice President of Sales. Prior to Nortel, Mr. DeVincenzi held management positions with Compression Labs from 1986 to 1988. From

1981 to 1986, he was a manager with AT&T. Mr. DeVincenzi has a B.S. degree in Business Administration from California State Polytechnic University, San Luis Obispo.

    Marc C. Schwager joined Ditech in April 1999 as its Vice President of Marketing. Before joining Ditech, Mr. Schwager served as the Director of Product Management for Bandwidth Unlimited, a Silicon Valley start-up working in the optical networking field, from November 1998 to April 1999. From May 1981 through October of 1998, Mr. Schwager held a series of marketing positions at Hewlett-Packard, most recently as Director of Marketing for the Advanced Networks Division. Mr. Schwager holds a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute.

    Serge Stepanoff joined Ditech in February 1987 and was its Vice President of Engineering until May 1991. In September 1996, he rejoined Ditech and assumed his current position of Vice President of Engineering and Development, Echo Cancellation Products. Mr. Stepanoff worked as Director of Software at Telecom Solutions, a telecommunications company, from March 1995 to August 1996. From May 1991 to February 1995, he was a Senior Manager for MCI Communications, a telecommunications company. He has a B.S. in electrical engineering from Heald Engineering College and an M.S. in Computer Science from West Coast University.

    William J. Tamblyn joined Ditech in June 1997 as its Vice President and Chief Financial Officer. Mr. Tamblyn was the Chief Financial Officer at Conductus, Inc., a telecommunications company, from December 1993 to June 1997. He served as Chief Financial Officer at Ramtek, an imaging company, from May 1993 to December 1993. Prior to May 1993, Mr. Tamblyn worked in public accounting, including for Coopers & Lybrand, LLP. He has a B.S. in accounting from San Jose State University and is a certified public accountant.

    Lowell B. Trangsrud joined Ditech in July 2001 after his service at Compaq Computers, where he worked from 1995 to 2001. In his last position at Compaq, Mr. Trangsrud served as Vice President of Manufacturing for High Availability Solutions Manufacturing. From 1990 to 1995, he worked for Tandem Computers, and in his last position served as Vice President, Worldwide Supply Chain Operation. From 1973 to 1990, Mr. Trangsrud worked for Sperry Corporation and Honeywell, serving in a variety of engineering and management roles. Mr. Trangsrud has an A.A. in Electronics, a B.A. in Management and a B.S. in Business Administration.

    Ian M. Wright has served as Ditech's Chief Technology Officer of Optical Networking Products since March 2001 and as its Senior Vice President of Engineering since February 2000. Prior to joining Ditech, Mr. Wright was employed at Cisco Systems, an IP router manufacturer, where he served as Director of Engineering for Cisco's optical internetworking business unit from November 1998 to February 2000. In that role, he led an engineering team building Cisco's advanced switch/router products. Before Cisco, Mr. Wright served as the Senior Director of Engineering for Network Equipment Technologies (N.E.T.), a data and voice communications equipment company, from 1993 to 1998. In that role, he headed the engineering team building N.E.T.'s high-end ATM wide-area networking switch. Prior to N.E.T., Mr. Wright worked as an engineer and engineering manager for several communications companies in Australia.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 30, 2001 by:

  •
  each stockholder who is known by us to own beneficially more than 5% of our Common Stock;

  •
  each of our Named Executive Officers (as defined under "Executive Compensation" below);

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, we believe, based on information furnished by such persons, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 29,724,562 shares of Common Stock outstanding as of April 30, 2001 (including shares issuable in connection with the Atmosphere Networks merger which are deemed to be outstanding). Unless otherwise indicated, the address for each of the individuals named below is 825 E. Middlefield Road, Mountain View, California 94043.

	Shares Beneficially Owned
Beneficial Owner
	Number	Percent
Timothy K. Montgomery(1)	1,352,966	4.6
Toni M. Bellin(2)	144,488	*
Robert T. DeVincenzi(3)	310,000	1.0
William J. Tamblyn(4)	501,593	1.7
Ian M. Wright(5)	650,282	2.2
Gregory M. Avis(6)	10,000	*
Peter Y. Chung(6)	10,000	*
William A. Hasler(7)	84,640	*
Kenneth E. Jones(8)	798,405	2.7
Dr. Andrei M. Manoliu(9)	40,500	*
George J. Turner(7)	62,336	*
All directors and executive officers as a group (15 persons)(10)	5,224,610	17.6
Entities affiliated with Fidelity Investments(11)	4,454,090	15.0
Systematic Financial Management(12)	1,642,705	5.5

*
Represents beneficial ownership of less than 1 percent.

(1)
Includes 885,888 shares which may be acquired pursuant to the exercise of stock options. As of April 30, 2001, 143,055 of Mr. Montgomery's shares were subject to a repurchase option in favor of Ditech.

(2)
Includes 141,667 shares which may be acquired pursuant to the exercise of stock options.

(3)
Consists solely of 310,000 shares which may be acquired pursuant to the exercise of stock options.

(4)
Includes 346,222 shares which may be acquired pursuant to the exercise of stock options. As of April 30, 2001, 7,114 of Mr. Tamblyn's shares were subject to a repurchase option in favor of Ditech.

(5)
Includes 650,000 shares which may be acquired pursuant to the exercise of stock options.

(6)
Consists solely of 10,000 shares which may be acquired pursuant to the exercise of stock options.

(7)
Includes 20,000 shares which may be acquired pursuant to the exercise of stock options.

(8)
Includes 20,000 shares which may be acquired pursuant to the exercise of stock options. Includes 583,967 shares of Common Stock held by Seahawk Ranch Irrevocable Trust, of which Mr. Jones is a trustee and 194,438 shares of Common Stock held by Seahawk Investment Trust, of which Mr. Jones is a trustee. 300,000 of the 583,967 shares held by Seahawk Ranch Irrevocable Trust are subject to certain collar arrangements. The address for Mr. Jones is 550 Pilgrim Drive, Foster City, California 94404.

(9)
Includes 22,500 shares which may be acquired pursuant to the exercise of stock options. Total number of shares includes: 10,000 shares held by the Manoliu/Neimat Living Trust; 2,000 shares held by Dr. Manoliu as custodian for his minor children; 4,000 shares held by Dr. Manoliu under a Keogh plan; and 2,000 shares held in an individual retirement account by Marie-Anne Neimat, Dr. Manoliu's wife.

(10)
Includes 2,436,277 shares that may be acquired pursuant to the exercise of stock options. See notes 1 through 9 above.

(11)
Consists of 4,325,790 shares held by Fidelity Management & Research Company and 128,300 shares held by Fidelity Management Trust Company, both located at 82 Devonshire Street, Boston, Massachusetts 02109.

(12)
Shares are owned by Systematic Financial Management, c/o Glenpointe East 7th Floor, Teaneck, New Jersey 07666.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Ditech. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Ditech with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to Ditech and written representation that no other reports were required, during the fiscal year ended April 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

    Ditech does not currently provide cash compensation to non-employee directors for services in such capacity, but directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Non-employee directors also receive pursuant to our 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), upon initial appointment, options to purchase 10,000 shares multiplied by the number of months remaining until the next succeeding annual meeting of stockholders and then divided by twelve. In addition, each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock immediately following each annual meeting of stockholders; provided, that such grant to a non-employee director receiving such annual grant for the first time shall be 20,000 shares rather than 10,000 shares. These options are granted at 100% of the fair market value of the Common Stock on the date of grant, are fully vested and have a five-year term.

    During the last fiscal year, we granted to each of our non-employee directors options covering an aggregate total of 72,500 shares, of which options to purchase 70,000 shares were granted at an exercise price per share of $39.50 on September 22, 2000, and options to purchase 2,500 shares were granted at an exercise price per share of $76.00 on June 7, 2000. The exercise price of each grant was equal to the fair market value of the Common Stock on the date of such grant (based on the closing sales price reported on the Nasdaq National Market for such date of grant). As of July 23, 2001, 20,000 options had been exercised under the Directors' Plan.

    Dr. Andrei Manoliu, one of our directors, provided Ditech with independent consulting services in connection with our acquisition of Atmosphere Networks, Inc. in July 2000, for which Dr. Manoliu received $75,000 in consulting fees.

Compensation of Executive Officers

Summary of Compensation

    The following table sets forth certain information for the fiscal years ended April 30, 2001, 2000 and 1999 regarding the compensation of Ditech's Chief Executive Officer and its other four most highly compensated executive officers of Ditech whose salary and bonus for fiscal 2001 were in excess of $100,000 (the "Named Executive Officers"). In accordance with Securities and Exchange Commission rules, annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation
					Securities Underlying Options
	Year		Salary	Bonus
Timothy K. Montgomery Chief Executive Officer and President	2001 2000 1999		$300,000 250,000 225,000	$174,000 250,000 100,000	632,000 253,888 266,666
Toni M. Bellin Vice President of Operations	2001 2000 1999		170,000 160,000 47,116	35,750 53,000 33,333	— 50,000 200,000
Robert T. DeVincenzi Senior Vice President of Sales	2001 2000 1999	(1)	118,750 — —	134,081 — —	293,934 — —
William J. Tamblyn Vice President and Chief Financial Officer	2001 2000 1999		185,000 150,000 135,000	49,750 125,000 54,000	185,000 149,586 54,000
Ian M. Wright Senior Vice President of Engineering and Chief Technology Officer—Optical Products	2001 2000 1999	(2)	180,000 30,000 —	60,750 10,000 —	300,000 350,000 —

(1)
Mr. DeVincenzi began employment on July 25, 2000.

(2)
Mr. Wright began employment on March 1, 2000.

Option Grants in Last Fiscal Year

    The following table sets forth each grant of stock options made during the fiscal year ended April 30, 2001 to each of the Named Executive Officers. Except as otherwise indicated, the exercise price per share of each option was equal to the quoted fair market value of the Common Stock on the date of grant. During the fiscal year ended April 30, 2001, Ditech granted employees, consultants and directors options to purchase an aggregate of 3,996,364 shares of Common Stock. Unless otherwise indicated, each option vests over a standard four-year period with 25% vesting after the first year and the remainder monthly thereafter.

	Individual Grants
	Number of Securities Underlying Options Granted						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			% of Total Options Granted 2000	Exercise Price Per Share		Expiration Date
							5%	10%
Timothy K. Montgomery	232,000 400,000	(1)	5.8 10.0	$79.50 7.19		7/6/10 1/10/11	$11,599,333 1,808,072	$29,394,986 4,582,010
Toni M. Bellin	—		—	—		—	—	—
Robert T. DeVincenzi	133,934 160,000	(3)	3.3 4.0	22.50 7.19	(2)	8/1/10 1/10/11	6,803,881 723,229	12,619,048 1,832,804
William J. Tamblyn	40,000 145,000	(4) (5)	1.0 3.6	79.50 7.19		7/6/10 1/10/11	1,999,885 655,426	5,068,101 1,660,978
Ian M. Wright	300,000		7.5	7.19		1/10/11	1,356,054	3,436,507

(1)
107,000 shares of Mr. Montgomery's option grant vest ratably over the period commencing May 1, 2002 and ending April 30, 2003, and 125,000 shares of the option grant vest ratably over the period commencing May 1, 2003 and ending April 30, 2004.

(2)
The exercise price per share was equal to 50% of the quoted fair market value of the Common Stock on the date of grant.

(3)
40,000 shares of Mr. DeVincenzi's option grant vest ratably over the period commencing March 31, 2001 and ending November 1, 2001. The remaining 120,000 shares vest ratably over the standard four year period.

(4)
40,000 shares of Mr. Tamblyn's option grant vest ratably over the twelve month period commencing May 1, 2003 and ending April 30, 2004.

(5)
120,000 shares of Mr. Tamblyn's option grant vest ratably over the standard four year period. The remaining 25,000 shares will vest in full on April 30, 2007, or earlier upon completion of certain milestones.

    In accordance with the rules of the Securities and Exchange Commission, the columns referring to potential realizable value show the gains or "option spreads" that would exist for the options granted based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The rules of the SEC require us to use these assumed annual compound rates of stock price appreciation. These estimated rates do not represent our estimate or projection of future Common Stock prices.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table sets forth information regarding option exercises, and the fiscal year end values of stock options held by each of the Named Executive Officers during the fiscal year ended April 30, 2001 and exercisable and unexercisable options held as of April 30, 2001:

			Number of Securities Unexercised Options at April 30, 2001		Value of Unexercised In-the-Money Options at April 30, 2001
	Underlying Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy K. Montgomery	200,000	$1,287,500	885,888	—	$2,791,286	—
Toni M. Bellin	53,333	2,261,397	141,667	—	1,040,592	—
Robert T. DeVincenzi	—	—	310,000	—	795,600	—
William J. Tamblyn	14,200	94,788	346,222	—	1,326,471	—
Ian M. Wright	—	—	650,000	—	1,491,750	—

    Each option grant permits immediate exercise subject to a repurchase option in favor of Ditech, which generally lapses over a four-year period with 25% lapsing after the first year and the remainder monthly thereafter. The quoted fair market value of Ditech's Common Stock on April 30, 2001 was $12.16 per share.

EMPLOYMENT AGREEMENTS

    In September 1998, Ditech entered into an employment agreement with Timothy Montgomery to serve as Ditech's President and Chief Executive Officer at a base salary of $225,000 a year starting on November 1, 1998, with an annual discretionary bonus set by the Board and based upon specific objectives to be agreed upon by Mr. Montgomery and the Board. The employment agreement also provides that Mr. Montgomery will receive an option to purchase 533,332 shares of Ditech Common Stock. The employment agreement is at-will, contains a non-solicitation agreement, and provides that if Mr. Montgomery is terminated without cause, he will be paid a lump sum equal to twelve months base salary. However, if Mr. Montgomery resigns, his employment is terminated for cause, or there is a change in control of Ditech, he will receive no severance benefits. In the event of a change of control of Ditech, all of Mr. Montgomery's outstanding, unvested options will immediately become fully vested.

    In November 1998, Ditech entered into an employment agreement with Toni Bellin to serve as Vice President of Operations at a base salary of $150,000 a year, with a guaranteed bonus of $25,000 in 1999 and an option to purchase 200,000 shares of Ditech Common Stock. The employment agreement is at-will, although if Ms. Bellin is terminated for any reason other than cause or permanent disability during her first two years of service Ditech must pay Ms. Bellin's base salary for the lesser of a period of one year following the termination of her employment, or the period ending on the second anniversary of her first day of employment. Ms. Bellin received a signing bonus of $25,000, though if she severs her employment with Ditech within her first twelve months with Ditech she must repay $12,500 of the signing bonus.

    In February 2000, Ditech entered into an employment agreement with Ian Wright to serve as Senior Vice President of Engineering at a base salary of $180,000, with a guaranteed bonus of $60,000 in 2000 and an option to purchase 350,000 shares of Ditech Common Stock. The employment agreement is at-will, although if Mr. Wright is terminated for any reason other than cause or permanent disability during his first year of service Ditech must pay Mr. Wright's base salary for the period ending on the first anniversary of his first day of employment.

    In July 2000, Ditech entered into an employment agreement with Robert DeVincenzi to serve as Vice President of Sales at a base salary of $150,000, with a guaranteed bonus of $75,000 if Mr. DeVincenzi remains employed with Ditech on the first anniversary of his hire date. The employment agreement is at-will, although if Mr. DeVincenzi is terminated for any reason other than cause during his first year of service, Ditech must pay Mr. DeVincenzi's base salary for the period ending on the first anniversary of his first day of employment or for a period of six months, whichever is greater.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

     The Compensation Committee of our Board of Directors generally makes decisions on compensation of our Chief Executive Officer, Timothy K. Montgomery, and its other executive officers. During fiscal 2001, the Compensation Committee consisted of Gregory M. Avis, William A. Hasler and Kenneth E. Jones; all three are outside directors. The Compensation Committee has furnished the following report on the 2001 compensation of Timothy K. Montgomery and our other executive officers.

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    In setting the compensation levels, the Compensation Committee considers the standard practices in the telecommunications industry, including data from surveys, as well as the practices of companies with whom Ditech competes for executive talent. Ditech believes that its total executive compensation package is near the median among its peers.

    It is the current philosophy of Ditech to keep the base salary of executives at approximately the 50th percentile based on the COMPANALYSIS EQUITY PRACTICES SURVEY FOR HIGH TECHNOLOGY INDUSTRIES, which includes a combination of not less than six regional and national survey sources, so that more of their compensation depends on bonuses, which are contingent upon Company and individual performance. The CompAnalysis survey includes some but not all companies included in the Graph Index. See "Comparison of Stockholder Return". The executives are thus motivated to enhance stockholder value.

    As Ditech has commercial products and developing products, the Compensation Committee believes that corporate performance should be measured by both traditional financial performance criteria such as profitability and earnings per share and by analyzing the degree to which Ditech achieves certain goals established by the Compensation Committee and approved by the Board.

    Under the Executive Compensation Bonus Plan, an executive's annual incentive award depends on improved Company performance, both revenue growth and profits for the fiscal year and key individual contributions. The current philosophy of Ditech is to keep total compensation including bonuses for executives between the 50th and 75th percentiles of the companies in the CompAnalysis survey.

    The performance goals for Ditech are derived from our business plans that include critical individual performance targets relating to strategic product positioning, revenue growth, and profitability for the fiscal year and key internal deliveries. The performance bonuses are based on a percentage on each related task. The incentive targets vary with each executive officer and are based overall as a percentage of base salary. The incentive targets range from 20% to 100% with added incentives for exceeding targeted plans such as revenues and profitability. The Compensation Committee annually reviews and approves specific bonus targets, maximums and performance criteria for all executives.

Stock Options

    The Compensation Committee grants stock options under our stock option plans to foster executive ownership and to provide direct linkage with stockholder interests. The Compensation Committee considers the current level of equity holdings in Ditech, stock options previously granted, industry practices, the executive's accountability level, and assumed potential stock value when determining stock option grants. The Compensation Committee relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other stockholders over the long term. Therefore, the stock option program serves as our primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the executive officers are generally equal to the market value of the stock on the date of grant.

CEO Compensation

    Mr. Montgomery commenced employment with us effective November 1, 1997 as Senior Vice President of Sales and Marketing. As of September 15, 1998 he became the President and Chief Executive Officer. In general, as President and CEO the factors utilized in determining Mr. Montgomery's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals have a greater impact on his total compensation.

    In establishing Mr. Montgomery's base salary, it was the Compensation Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 2001 fiscal year of $300,000 approximates the 50th percentile or competitive classification of reported base salaries for Chief Executive Officers based on the CompAnalysis survey.

    The annual bonus component of Mr. Montgomery's compensation package was based on our financial performance and individual goal achievement, as described above. Based upon Mr. Montgomery's performance, his resultant bonus for 2001 was a total of $174,000.

    Mr. Montgomery also received additional option grants in July 2000 and January 2001 to vest in out years from his original grants. 107,000 and 125,000 shares of Mr. Montgomery's option grants vest ratably over the twelve month periods ending April 30, 2003 and April 30, 2004, respectively. 400,000 shares of Mr. Montgomery's option grants vest ratably over the standard four year period ending January 2005.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to our executive officers in any taxable year will exceed the $1 million limit per officer. Our 1998 Stock Option Plan is structured so that any compensation deemed paid to an executive officer when he/she exercises an outstanding option under the Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation; which will not be subject to the $1 million limitation. The Compensation Committee will defer any decision on whether or not to limit the dollar amount of all other compensation payable to our executive officer ever approach that level.

    In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interest of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                      Compensation Committee

                      Gregory M. Avis
                      William A. Hasler
                      Kenneth E. Jones

Compensation Committee Interlocks and Insider Participation

    No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of Ditech's Board of Directors or Compensation Committee. Prior to the formation of the Compensation Committee in May 1997, the Board of Directors of Ditech as a whole made decisions relating to compensation of Ditech's executive officers.

Performance Measurement Comparison(3)

    The following graph shows the total stockholder return of an investment of $100 in cash on June 9, 1999 for (i) our Common Stock; (ii) the NASDAQ Stock Market (U.S.) and (iii) the NASDAQ Telecommunications Index. All values assumes reinvestments of the full amount of all amount of all dividends.

COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
AMONG DITECH COMMUNICATIONS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

      * $100 INVESTED ON 6/9/99 IN STOCK OR INDEX -
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING APRIL 30.

(3)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by references in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and respecting any general corporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On July 25, 2000, we acquired Atmosphere Networks, Inc. in a reverse triangular merger in which a wholly owned subsidiary of Ditech merged with and into Atmosphere Networks, and Atmosphere Networks became a wholly owned subsidiary of Ditech. In connection with the merger, Robert Newman, our former Executive Vice President of Market Development(4), received as a former shareholder of Atmosphere Networks in exchange for his outstanding shares of capital stock of Atmosphere Networks, approximately 32,839 shares of our Common Stock and approximately $914,982 in cash. Additionally, Dr. Andrei Manoliu, one of our directors, provided Ditech with independent consulting services in connection with the merger, for which Dr. Manoliu received $75,000 in consulting fees.

(4)
Mr. Newman resigned as Executive Vice President of Market Development effective as of August 1, 2001.

    In June 2001, Ditech entered into an employment agreement with Lowell Trangsrud to serve as Vice President of Operations at a base salary of $190,000, with a guaranteed bonus of $60,000 for the first year of employment, and an option to purchase 200,000 shares of Ditech Common Stock. The employment agreement is at-will, although if Mr. Trangsrud is terminated for any reason other than cause or permanent disability during his first year of service, Ditech must pay Mr. Trangsrud's base salary for the period ending on the first anniversary of his first day of employment. Additionally, if Ditech is acquired within the first two years of employment and Mr. Trangsrud is terminated from his position, Mr. Trangsrud shall be entitled to no less than 24 months of vesting of his initial option grant.

    Ditech has entered into indemnity agreements with certain officers and directors which provide, among other things, that Ditech will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Ditech, and otherwise to the fullest extent permitted under Delaware law and Ditech's Bylaws.

    See also Employment Agreements above.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      William J. Tamblyn
                       Secretary

August 10, 2001

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended April 30, 2001 is available without charge upon written request to Investor Relations Department, Ditech Communication Corporation, 825 E. Middlefield Road, Mountain View, CA 94043.

APPENDIX A

DITECH COMMUNICATIONS CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Organization

    The Audit Committee of the Board of Directors of Ditech Communications Corporation (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

Statement of Policy

    The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee shall:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

  •
  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

  •
  Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis

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    should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  •
  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

  •
  Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

  •
  Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

  •
  Review accounting and financial human resources planning within the Company.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

  •
  Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

    The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

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DITECH COMMUNICATIONS CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

Approved by the Board of Directors March 5, 1999
Approved by Stockholders April 21, 1999
Amended by the Board of Directors July 25, 2000
Amendment Approved by Stockholders September 22, 2000
Amended by the Board of Directors July 12, 2001
Amendment Approved by Stockholders      , 2001
Termination Date March 4, 2009

1. PURPOSE.

    (a) The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Ditech Communications Corporation (the "Company") and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase common stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

       (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

      (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

     (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

      (iv) To amend the Plan as provided in paragraph 13.

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      (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

    (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate eight hundred sixteen thousand six hundred sixty-six (816,666) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING.

    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. ELIGIBILITY.

    (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

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    (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

       (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

      (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

     (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

    (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

    (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

    (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. RIGHTS; PURCHASE PRICE.

    (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

    (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number,

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the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

    (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

       (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

      (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

    (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, bonuses and commissions, but shall exclude incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

    (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

    (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

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    (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE.

    (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

    (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY.

    (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

    (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

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10. USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER.

    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan, due to a change in corporate capitalization and without the receipt of consideration by the Company (through reincorporation, stock dividend, stock split, reverse stock split, combination or reclassification of shares), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 3(a), and the outstanding rights will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding rights. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.

    (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company, (3) a merger or consolidation in which the Company is not the surviving corporation, (4) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (5) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a Subsidiary) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board (if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board), then, as determined by the Board in its sole discretion, (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

       (i) Increase the number of shares reserved for rights under the Plan;

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      (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

     (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

    (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY.

    (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

    (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

    (c) Notwithstanding the foregoing, the Plan shall terminate and no rights may be granted under the Plan after the tenth anniversary of the Effective Date.

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16. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective on the day immediately prior to the effectiveness of the Company's registration statement under the Securities Act with respect to the initial public offering of shares of the Company's Common Stock (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

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DITECH COMMUNICATIONS CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 21, 2001

   The undersigned hereby appoints Timothy K. Montgomery and William J. Tamblyn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ditech Communications Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ditech Communications Corporation to be held at the offices of Ditech Communications Corporation, 825 E. Middlefield Road, Mountain View, California 94043, on Friday, September 21, 2001 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

/ /	FOR all nominees listed below (except as marked to the contrary below).	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: William A. Hasler and Timothy K. Montgomery.

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

(continued on next page)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve an amendment to Ditech's 1999 Employee Stock Purchase Plan to change the aggregate number of shares of Common Stock authorized for issuance under the plan from 416,666 to 816,666.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Ditech for its fiscal year ending April 30, 2002.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(continued on next page)

DATED

SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS OF DITECH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A DITECH COMMUNICATIONS CORPORATION CHARTER OF THE AUDIT COMMITTEE
1999 EMPLOYEE STOCK PURCHASE PLAN